Exhibit (13)(a)

KAYNE ANDERSON MLP INVESTMENT COMPANY

(a Maryland corporation)

Floating Rate Senior Notes

$175,000,000, Due August 19, 2016

($100,000 Denominations)

PURCHASE AGREEMENT

August 15, 2013

UBS Securities LLC

677 Washington Blvd

Stamford, CT 06901

Ladies and Gentlemen:

The undersigned, Kayne Anderson MLP Investment Company, a Maryland corporation (the “Company”), KA Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), and Kayne Anderson Capital Advisors, L.P., a California limited partnership, parent of the Adviser (“KACALP”) (solely with respect to Section 2(b), Section 2(e), Section 9 and Section 11 hereof), address you as the initial purchaser (the “Initial Purchaser”). The Company proposes to sell to the Initial Purchaser $175,000,000 aggregate principal amount of Series HH floating rate senior notes, due August 19, 2016 (the “Securities”).

The Securities will be issued pursuant to the provisions of the Indenture of Trust (the “Base Indenture”), dated as of August 22, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), the First Supplemental Indenture of Trust, between the Company and the Trustee dated as of August 22, 2013 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to qualified institutional buyers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchaser without being registered under the 1933 Act, in reliance upon the exemption from such registration afforded by Rule 144A of the 1933 Act Rules and Regulations (“Rule 144A”). Pursuant to the terms of the Securities and the Indenture, investors (including the Initial Purchaser) that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered for resale under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A).

In connection with the sale of the Securities, the Company has prepared and delivered to the Initial Purchaser physical or electronic copies of a preliminary offering memorandum dated August 13, 2013 (the “Preliminary Offering Memorandum”) and will prepare and deliver to the Initial Purchaser, on the date hereof or the next succeeding day, physical or electronic copies of a final offering memorandum dated August 15, 2013 (the “Final Offering Memorandum”), each for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case including any amendment or supplement to either document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with their solicitation of purchases of, or offering of, the Securities.

The holders (including subsequent transferees) of the Securities will be entitled to the benefits of the Registration Rights Agreement, to be executed on and as of the Closing Date (as herein defined), between the Company and the Initial Purchaser. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the 1933 Act and 1933 Act Rules and Regulations relating to another series of debt securities of the Company (the “Exchange Securities”), which shall be identical to the Securities (except that the Exchange Securities shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Securities (such offer to exchange being referred to herein as the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

Unless otherwise stated, the term “you” as used herein means UBS Securities LLC (“UBS”). All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) at a particular time shall be deemed to include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to include the filing of any document under the 1940 Act or the Exchange Act which is incorporated by reference in the Offering Memorandum after that particular time. Certain terms used herein are defined in Section 19 hereof.

The Company and the Adviser wish to confirm as follows their agreements with you in connection with the purchase of the Securities by you.

The Company has entered into; (i) an Investment Management Agreement with KACALP, dated as of December 12, 2006, which was assigned to the Adviser on December 31, 2006 (the “Advisory Agreement”); (ii) a Custody Agreement with The Custodial Trust Company, dated September 27, 2004, which was assigned to JPMorgan Chase Bank, N.A. on June 15, 2009 (the “Custodian Agreement”); (iii) a Certificate of Appointment with the American Stock Transfer & Trust Company, dated September 27, 2004 (the “Transfer Agency Agreement”); (iv) an Administration Agreement with Ultimus Fund Solutions, LLC (“Ultimus”), dated as of February 28, 2009, as amended on December 12, 2011 (the “Administration Agreement”); and (v) a Fund Accounting Agreement with Ultimus, dated September 27, 2004 (the “Accounting Agreement”). Collectively, the Advisory Agreement, the Custodian Agreement, the Transfer Agency Agreement, the Administration Agreement and the Accounting Agreement are herein referred to as the “Company Agreements.” In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which the holders of Common Stock shall have their dividends automatically reinvested in additional Common Stock of the Company unless they elect to receive such dividends in cash.

1. Representations and Warranties of the Company and the Adviser. The Company and the Adviser, jointly and severally, represent and warrant to, and agree with, the Initial Purchaser as set forth below in this Section 1.

(a) The Disclosure Package and any Supplemental Offering Materials, together with the Disclosure Package, each as of the Time of Sale does not; and the Final Offering Memorandum as of its date and as of the Closing Date will not; include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or the Final Offering Memorandum based upon and in conformity with written information furnished by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the information described as such in the last sentence of Section 9(b) hereof.

(b) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum, and is duly qualified to conduct business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualifications, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business (clauses (i) and (ii) together or individually with respect to the Adviser, KACALP or the Company, a “Material Adverse Effect”). The Company has no subsidiaries.

(c) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Offering Memorandum; the capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Final Offering Memorandum; the outstanding shares of common stock, par value $0.001 par share (“Common Stock”), and preferred stock, par value $0.001 par share, have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Disclosure Package and the Final Offering Memorandum (and any amendment or supplement to either).

(d) The Securities to be issued and sold by the Company to the Initial Purchaser hereunder have been duly and validly authorized and, when issued, authenticated and delivered against payment therefor in accordance with this Agreement and the Indenture, will constitute valid and binding obligations of the Company and will be in the form contemplated by, and entitled to the benefits of, the Indenture; and the Securities will conform to the description thereof contained in the Indenture, the Disclosure Package and the Final Offering Memorandum (and any amendment or supplement to any of them). Upon payment for and delivery of the Securities to be sold by the Company pursuant to this Agreement, the Initial Purchaser will acquire good and valid title to the Securities, in each case free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, or any other claim of any third party.

(e) The statements in the Disclosure Package and the Final Offering Memorandum under the headings “Description of Other Indebtedness,” “Description of the Notes” and “U.S. Federal Income and Estate Tax Considerations” fairly summarize the matters therein described.

(f) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement, the Indenture and each of the Company Agreements have been duly and validly authorized by the Company, and this Agreement, the Indenture and the Company Agreements have been duly executed and delivered by the Company and, assuming due execution and delivery hereof by you and thereof by the counterparties thereto, constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

(g) The execution and delivery of, and the performance by the Company of its obligations under the Registration Rights Agreement as of the Closing Date, shall have been duly and validly authorized by the Company, and shall have been duly executed and delivered by the Company and, assuming due execution and delivery hereof by you and thereof by the Initial Purchaser, constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

(h) The Company is duly registered under the 1940 Act as a closed-end, non-diversified management investment company and the 1940 Act Notification has been duly filed with the Commission and, at the time of filing thereof and any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act and the 1940 Act Rules and Regulations. The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the terms and conditions of the Acts. No person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations; the Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification. The Company and the Adviser are not aware that any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company, it being understood that a member of the board of directors of the Company who is not an “interested person” (as defined in the 1940 Act) thereof is not an executive or employee for purposes of the representation and warranty in this Section 1(h).

(i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Company Agreements or in the Indenture, other than (a) those that have been made or obtained under the Acts, (b) those under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser in the manner contemplated in this Agreement and in the Disclosure Package and the Final Offering Memorandum, (c) any necessary approval of the Corporate Financing Department of FINRA, and (d) such other approvals as have been obtained, it being understood and agreed that for purposes of this representation and warranty, the transactions contemplated under the Advisory Agreement do not include any prospective investment transactions generally authorized therein.

(j) Subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum: (i) there has been no Material Adverse Effect with respect to the Company or the Adviser; and (ii) neither the Company nor the Adviser has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business other than as may be incurred hereunder or entered into herewith.

(k) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement, the Indenture or any of the Company Agreements by the Company, nor the consummation by the Company of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the articles of incorporation of the Company, as amended to date (the “Charter”) or bylaws of the Company, as amended to date (the “Bylaws”), (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Company is subject, it being understood and agreed that for purposes of this representation and warranty, the transactions contemplated under the Advisory Agreement do not include any prospective investment transactions generally authorized therein.

(l) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities offered pursuant to the Disclosure Package and the Final Offering Memorandum.

(m) The financial statements, together with related schedules and notes, included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Acts and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Disclosure Package and the Final Offering Memorandum are accurately derived from such financial statements and the books and records of the Company.

(n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect.

(o) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(p) The Company is not (i) in violation of its Charter or Bylaws, (ii) in breach or default in the performance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree of the Commission, FINRA, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Company.

(q) PricewaterhouseCoopers LLP, is the independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1933 Act Rules and Regulations.

(r) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Disclosure Package, Supplemental Offering Materials and the Final Offering Memorandum.

(s) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(t) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(u) The Company’s directors and officers/errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations are in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) The Company has such licenses, permits and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and assets and to conduct its business in the manner described in the Disclosure Package and the Final Offering Memorandum, except where the failure to obtain such licenses, permits or authorizations would not have a Material Adverse Effect; the Company has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the

Company under any such permit; and none of such permits contains any restriction that is materially burdensome to the Company.

(w) The Company maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with general or specific authorization from the Company’s officers and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Code; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with general or specific authorization from the Company’s officers; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Company is not aware of any such action taken or to be taken by any affiliates of the Company.

(y) The Company has established and shall maintain disclosure controls and procedures (as defined in Rule 30a-3 of the 1940 Act Rules and Regulations), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they were established.

(z) This Agreement and each of the Company Agreements complies in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations and the Indenture complies in all material respects with the applicable provision of the Trust Indenture Act. The provisions of the Charter and Bylaws and the investment objectives, policies and restrictions described in the Disclosure Package and the Final Offering Memorandum, assuming they are implemented as so described, will comply in all material respects with the applicable requirements of the 1940 Act.

(aa) Except as disclosed in the Disclosure Package and the Final Offering Memorandum, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Initial Purchaser.

(bb) There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Disclosure Package and

Final Offering Memorandum which have not been described as required, it being understood and agreed that the Company and the Adviser make no representation or warranty with respect to any such relationships involving the Initial Purchaser and any third party that have not been disclosed to the Company.

(cc) The Company has not made and will not make an election under Section 851(b) of the Code, or any successor provisions thereto, to be treated as a regulated investment company (“RIC”) for federal income tax purposes; provided however, that the Company may, in the future, seek to elect to be treated as a RIC if legislation is enacted or regulations adopted that would allow the Company to do so while maintaining, in the Adviser’s judgment, the Company’s investment objective.

(dd) The conduct by the Company of its business (as described in the Disclosure Package and the Final Offering Memorandum) does not require it to be the owner, possessor or licensee of any patents, patent licenses, trademarks, service marks or trade names which it does not own, possess or license.

(ee) To the Company’s knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Disclosure Package and the Final Offering Memorandum.

(ff) The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Initial Purchaser, except as disclosed in the Disclosure Package and the Final Offering Memorandum and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder, except as disclosed in the Disclosure Package and the Final Offering Memorandum.

(gg) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Sections 302 and 906 related to certifications.

(hh) The operations of the Company are and have been conducted at all times in compliance in all material respects with any applicable financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended (including amendments pursuant to the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk) Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

(ll) Assuming the accuracy of the representations of the Initial Purchaser in Section 7 hereof, the Securities are eligible for resale pursuant to Rule 144A and shall not be, at Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(mm) Neither the Company, nor any of its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(nn) Subject to compliance by the Initial Purchaser with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement, the Disclosure Package and the Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

Any certificate signed by any officer of the Company and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of the Securities shall be deemed a joint and several representation and warranty by the Company and the Adviser, as to matters covered therein, to the Initial Purchaser.

2. Representations and Warranties of the Adviser and KACALP. The Adviser and KACALP (solely with respect to paragraphs (b) and (e) below), represent and warrant to the Initial Purchaser as follows:

(a) The Adviser is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum, and is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Adviser. KACALP holds of record 99% of the membership interests of the Adviser and Richard Kayne holds of record 1% of the membership interests of the Adviser.

(b) KACALP is a limited partnership duly formed and validly existing in good standing under the laws of the State of California, with full limited partnership power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Disclosure Package and the Final Offering Memorandum, and is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on KACALP.

(c) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the 1940 Act Rules and Regulations from acting under the Advisory Agreement as investment adviser to the Company as contemplated by the Disclosure Package and the Final Offering Memorandum. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(d) The Adviser has full limited liability company power and authority to enter into this Agreement and be party to the Advisory Agreement; the execution and delivery of this Agreement, and the assignment of the Advisory Agreement to the Adviser, and the performance by the Adviser of its obligations under, this Agreement and the Advisory Agreement have been duly and validly authorized by the Adviser; and this Agreement and the assignment of the Advisory Agreement to the Adviser have been duly executed and delivered by the Adviser and, assuming due execution and delivery hereof by you and thereof by KACALP, constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

(e) KACALP has full limited partnership power and authority to enter into this Agreement, the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement has been duly and validly authorized by KACALP; and this Agreement has been duly executed and delivered by KACALP and, assuming due execution and delivery hereof by you, constitutes the valid and legally binding agreement of KACALP, enforceable against KACALP in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of KACALP’s obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

(f) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as described in the Disclosure Package and the Final Offering Memorandum and as contemplated under this Agreement and the Advisory Agreement.

(g) The description of the Adviser and its business, and the statements attributable to the Adviser in the Disclosure Package, Supplemental Offering Materials and the Final Offering Memorandum complied and comply in all material respects with the provisions of the Advisers Act, the Advisers Act Rules and Regulations and the 1940 Act and 1940 Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Adviser is not aware that any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Company or the Adviser.

(h) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or its property is pending or, to the best knowledge of the Adviser, threatened that (i) could reasonably be expected to have a material adverse effect on the ability of the Adviser to fulfill its obligations hereunder or under the Advisory Agreement or (ii) could reasonably be expected to have a Material Adverse Effect.

(i) The Adviser has such licenses, permits and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Disclosure Package and the Final Offering Memorandum, except where the failure to obtain such licenses, permits or authorizations would not have a Material Adverse Effect; the Adviser has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such permit.

(j) Neither the execution, delivery or performance of this Agreement by the Adviser or of the assignment of the Advisory Agreement to the Adviser nor the consummation by the Adviser of the transactions herein contemplated or by the Adviser of the transactions therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the certificate of formation or limited liability company operating agreement of the Adviser, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or, other than pursuant to the terms of Section 5(f) hereof, will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject, it being understood and agreed that for purposes of this representation and warranty, the transactions contemplated under the Advisory Agreement do not include any prospective investment transactions generally authorized therein.

(k) The Adviser has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser.

Any certificate signed by any officer of the Adviser and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of the Securities shall be deemed a representation and warranty by the Adviser, as to matters covered therein, to the Initial Purchaser.

3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company the aggregate principal amount of Securities and at the purchase price set forth on Schedule I hereto. The Company shall not be obligated to deliver any of the Securities on the Closing Date (as hereinafter defined), except upon payment for all the Securities to be purchased on the Closing Date as provided herein.

4. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on August 22, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Initial Purchaser shall designate (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Initial Purchaser against payment by the Initial Purchaser of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Initial Purchaser shall otherwise instruct the Company in writing.

5. Agreements of the Company and the Adviser. The Company and the Adviser, jointly and severally, agree with the Initial Purchaser as follows:

(a) The Company will immediately notify the Initial Purchaser, and confirm such notice in writing of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Company, any Material Adverse Effect which (i) makes any statement in the Disclosure Package, any Offering Memorandum or any Supplemental Offering Materials in light of the circumstances under which they were made, false or misleading or (ii) is not disclosed in the Disclosure Package or the Final Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the opinion of any of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Disclosure Package or any Offering Memorandum in order that the same not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company, subject to Section 5(b), will forthwith amend or supplement the Disclosure Package or such Offering Memorandum, as the case may be, by preparing and furnishing to the Initial Purchaser an amendment or amendments or supplement or supplements thereto (in form and substance satisfactory in the opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Disclosure Package or such Offering Memorandum, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(b) At any time prior to the completion of the placement of the Securities by the Initial Purchaser to Subsequent Purchasers, the Company will give the Initial Purchaser notice of its intention to prepare any supplement or amendment to the Offering Memorandum, will furnish the Initial Purchaser with copies of any such amendment or supplement a reasonable amount of time as practicable prior to such proposed use, and will not use any such amendment or supplement to which the Initial Purchaser or counsel for the Initial Purchaser shall reasonably object. Neither the consent of the Initial Purchaser, nor the Initial Purchaser’s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 6 hereof. The Company will prepare a Pricing Term Sheet, in the form attached hereto as Exhibit A (the “Pricing Term Sheet”) and shall provided it to the Initial Purchaser prior to the Time of Sale. The Company represents and agrees that, unless it obtains the prior written consent of the Initial Purchaser, it has not made and will not make any offer relating to the Securities by means of any Supplemental Offering Materials.

(c) If any event occurs as a result of which, in the reasonable judgment of the Company, the Final Offering Memorandum as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will (1) notify the Initial Purchaser of any such event; (2) prepare an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Offering Memorandum to you in such quantities as you may reasonably request.

(d) The Company will cooperate with the Initial Purchaser and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(e) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Initial Purchaser so that any use of the Disclosure Package may cease until it is amended or supplemented.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. Until the offering of the Securities is complete, the Company will file all documents required to be filed with the Commission pursuant to the 1940 Act and 1934 Act within the time periods required by the 1940 Act and 1934 Act and the 1940 Act Rules and Regulations and 1934 Act Rules and Regulations.

(g) The Company, KACALP and the Adviser will not, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or the Adviser or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act) any senior notes or any securities convertible into, or exercisable, or exchangeable for, senior notes other than the Securities; or publicly announce an intention to effect any such transaction for a period of 45 days following the Execution Time.

In the event that either (x) during the last 17 days of the 45-day period referred to above, the Company issues an earnings release or (y) prior to the expiration of such 45-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 45-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release.

(h) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(i) The Company and the Adviser will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Final Offering Memorandum.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction of the Preliminary Offering Memorandum and the Final Offering Memorandum and each amendment or supplement to any of them; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Offering Memorandum and the Final Offering Memorandum and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (D) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, dealer agreements and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (E) any expenses and fees for the cost of ratings agencies; (F) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Initial Purchaser relating to such registration and qualification and the preparation of the blue sky memorandum); (G) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchaser relating to such filings); (H) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (I) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and (J) all other costs and expenses incident to the performance by the Company of its obligations hereunder, but not including the fees, expenses, and costs of Sidley Austin llp, counsel to the Initial Purchaser, except as provided in Sections 5(k)(D), (F) and (G) above and in Section 8 of this Agreement.

(l) The Company will direct the investment of the net proceeds of the offering of the Securities in such a manner as to comply with the investment objectives, policies and restrictions of the Company as described in the Disclosure Package and the Final Offering Memorandum.

(m) The Company has established and shall maintain disclosure controls and procedures (as defined in Rule 30a-3 of the 1940 Act Rules and Regulations), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they were established.

(n) The Company and the Adviser will use their reasonable best efforts to perform all of the agreements required of them by this Agreement and discharge all their conditions to closing as set forth in this Agreement.

(o) The Company shall cause the Securities, prior to the Closing Date, to be assigned the rating, by one or more nationally recognized statistical rating organizations (as such term is defined in Section 3(a)(62) of the Exchange Act), set forth in the Pricing Term Sheet attached hereto as Exhibit A.

6. Conditions to the Obligation of the Initial Purchaser. The obligation of the Initial Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Adviser contained herein as of the Execution Time, the Time of Sale and the Closing Date, to the accuracy of the statements of the Company or the Adviser made in any certificates pursuant to the provisions hereof, to the performance by the Company or the Adviser of its obligations hereunder and to the following additional conditions (except to the extent that any such conditions may have been waived in writing by the Initial Purchaser on or prior to such respective dates):

(a) The Company shall have requested and caused Paul Hastings LLP, counsel for the Company, to have furnished to the Initial Purchaser their opinion, dated the Closing Date and addressed to the Initial Purchaser, substantially to the effect that:

(i) Based solely on a review of good standing certificates (or other evidence described in the opinion) of the Secretary of State of California and the Secretary of State of the State of Texas, the Company is duly qualified to do business as a foreign corporation in the States of California and Texas and is in good standing under the laws of each of the States of California and Texas;

(ii) The Company is duly registered with the Commission under the 1940 Act as a closed-end, non-diversified management investment company, and all required action has been taken by the Company under the Acts and the Rules and Regulations in connection with the issuance and sale of the Securities to make the offering and consummate the sale of the Securities as contemplated by this Agreement; the provisions of the Charter and the Bylaws of the Company comply as to form in all material respects with the requirements of the 1940 Act and the 1940 Act Rules and Regulations; and the Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification (or any amendment or supplement thereto through the date hereof);

(iii) This Agreement has been delivered by the Company and complies with the provisions of the 1940 Act and the 1940 Act Rules and Regulations applicable to the Company;

(iv) The execution, delivery and performance of each of the Company Agreements and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Company; each of the Company Agreements and the Registration Rights Agreement has been duly executed and delivered by the Company; each of the Company Agreements and the Registration Rights Agreement complies in all material respects with all applicable provisions of the 1940 Act, the Advisers Act, the 1940 Act Rules and Regulations, and the Advisers Act Rules and Regulations; and each of the Company Agreements and the Registration Rights Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law;

(v) The Securities conform as to legal matters in all material respects to the statements concerning them contained in the Disclosure Package and the Final Offering Memorandum under the heading “Description of the Notes”;

(vi) The Indenture has been duly qualified under (or is not required to be qualified under), and complies with the applicable provisions of, the Trust Indenture Act and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium and other laws relating to or affecting creditors rights generally and by general equitable principles) and the Securities are substantially in the form attached to the Indenture and, when duly executed and delivered by the Company and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute the valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium and other laws relating to or affecting creditors rights generally and by general equitable principles); the execution and delivery of the First Supplemental Indenture is permitted under the Base Indenture; all conditions precedent to be satisfied by the Company under the Base Indenture with respect to the (i) authentication of the Securities and (ii) execution of the First Supplemental Indenture have been complied with;

(vii) The Exchange Securities, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

(viii) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement, the Indenture or any of the Company Agreements or the Registration Rights Agreement by the Company, nor the consummation by the Company of the transactions herein or therein contemplated (i) to the knowledge of such counsel, conflicts or will conflict with or constitutes or will constitute a material breach of or a default under, any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, in each case, as such agreement, indenture, lease or other instrument has been amended through the Closing Date, or (ii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties or (iii) to the knowledge of such counsel, will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Company is subject;

(ix) To such counsel’s knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Disclosure Package or the Final Offering Memorandum if either were a prospectus filed with the Commission under the 1933 Act which is not adequately disclosed in the Disclosure Package and the

Final Offering Memorandum; and the statements included in the Disclosure Package and the Final Offering Memorandum under the captions “Description of Other Indebtedness,” “Description of the Notes” and “U.S. Federal Income and Estate Tax Considerations” insofar as they purport to constitute summaries of legal matters, agreements, documents or proceedings discussed therein, accurately and fairly summarize such legal matters, agreements, documents or proceedings described therein in all material respects;

(x) No consent, approval, authorization, filing with or order of any federal or California governmental agency or body or supervisory authority, or to our knowledge, any California or United States federal court, is required in connection with the transactions contemplated in this Agreement or the Company Agreements, other than (a) those that have been made or obtained under the Acts, (b) those under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser in the manner contemplated in this Agreement and in the Disclosure Package and the Final Offering Memorandum (as to which such counsel expresses no opinion) and (c) such other approvals (specified herein) as have been obtained;

(xi) No registration under the 1933 Act of the Securities is required in connection with the sale of the Securities to the Initial Purchaser as contemplated by this Agreement and the Final Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with this Agreement, and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the 1933 Act, (ii) the accuracy of the Initial Purchaser’s representations and warranties made in Section 7 of this Agreement and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the offer and sale of such Securities to the Initial Purchaser and the initial resale thereof and (iii) the due performance by the Initial Purchaser of the agreements set forth in this Agreement; and

(xii) Except as set forth in the Disclosure Package and the Final Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

Such counsel shall also state that, although such counsel has not independently verified and is not passing upon and does not assume responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Final Offering Memorandum (except as to the extent expressly stated in the opinion of such counsel), such counsel has no reason to believe (i) that the Final Offering Memorandum as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) that the Disclosure Package as of the Time of Sale included any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchaser (which shall include as to matters involving the laws of the State of Maryland the opinion of Venable LLP referred to in paragraph (b) of this Section (6) and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and, where appropriate, a review of the Disclosure Package, the Final Offering Memorandum, the Charter and Bylaws. References to the Final Offering Memorandum and the Disclosure Package in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(b) You shall have received on the Closing Date an opinion of Venable LLP, special Maryland counsel to the Company, dated the Closing Date and addressed to you, substantially to the effect that:

(i) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

(ii) The Company has the corporate power to own its properties and assets and to conduct its business as a closed-end investment company as described in the Disclosure Package and the Final Offering Memorandum;

(iii) The sale and issuance of the Securities have been duly authorized and, when the Securities are authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in this Agreement and otherwise in accordance with the resolutions of the Board of Directors of the Company, the Securities will be validly issued. There are no restrictions upon the transfer of any of the Securities pursuant to the Charter or Bylaws;

(iv) The issuance of the Exchange Securities pursuant to the Exchange Offer, the Indenture or another indenture identical to the Indenture as contemplated in the Registration Rights Agreement, and the Registration Rights Agreement have been duly authorized by all necessary corporate action of the Company;

(v) The Company has corporate power to execute and deliver this Agreement, the Indenture and the Company Agreements and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Indenture and each of the Company Agreements by the Company have been duly authorized by all necessary corporate action of the Company. Each of this Agreement, the Indenture and the Company Agreements have been duly executed and, so far as is known to such counsel, delivered by the Company;

(vi) The Company has corporate power to execute and deliver the Registration Rights Agreement and perform its obligations thereunder. The execution and delivery of the Registration Rights Agreement by the Company has been duly authorized by all necessary corporate action of the Company. The Registration Rights Agreement has been duly executed and, so far as is known to such counsel, delivered by the Company; and

(vii) The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of the Charter or the Bylaws, or any Maryland law or regulation, or, so far as is known to such counsel, any order of any Maryland governmental authority (other than any law, regulation or order in connection with the securities laws of the State of Maryland, as to which such counsel need not express an opinion); and

(viii) No consent, approval, authorization or order of, or filing with, any Maryland governmental authority having jurisdiction over the Company is required in connection with the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreement, the Indenture or the Company Agreements, except such as have been obtained or made, if any (other than any consent, approval authorization, order or filing in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby).

In rendering such opinion, Venable LLP may rely, as to matters of fact, upon the representations and warranties made by the Company and the Adviser herein and on certificates and written statements of officers and employees of and accountants for the Company and the Adviser and of public officials. Except as otherwise specifically provided herein, when giving their opinions to their “knowledge”, Venable LLP has relied solely upon an inquiry of the attorneys of that firm who have worked on matters for the Company, on certificates or written statements of officers of the Company and, where appropriate, a review of the Disclosure Package, the Final Offering Memorandum, the Charter and Bylaws.

(c) You shall have received on the Closing Date an opinion of David Shladovsky, Esq., General Counsel for the Adviser, dated the Closing Date and addressed to you, as Initial Purchaser, substantially to the effect that:

(i) The Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own, lease and operate its properties or assets and to conduct its business as described in the Disclosure Package and in the Final Offering Memorandum, and is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification;

(ii) The Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the rules and regulations promulgated by the Commission under the Advisers Act Rules and Regulations, the 1940 Act, or the 1940 Act Rules and Regulations from acting under the Advisory Agreement as contemplated by the Disclosure Package and the Final Offering Memorandum;

(iii) The Adviser has full limited liability company power and authority to enter into this Agreement and the Advisory Agreement; and this Agreement and the assignment to the Advisory Agreement to the Adviser have been duly authorized, executed and delivered by the Adviser; this Agreement and the Advisory Agreement are each a valid and legally binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles whether enforcement is considered in a proceeding in equity or at law;

(iv) To the knowledge of such counsel, this Agreement and the Advisory Agreement comply in all material respects with all applicable provisions of the Acts, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations;

(v) Neither the issuance and sale of the Securities, the execution or delivery of this Agreement or the assignment of the Advisory Agreement, the performance of this Agreement or the Advisory Agreement, nor the consummation by the Adviser of the transactions contemplated thereby (a) conflicts or will conflict with or constitutes or will constitute a breach of or default under the certificate of formation or limited liability company agreement, or other organizational documents, of the Adviser, (b) conflicts or will conflict with, or constitutes or will constitute a breach of or default under any agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (c) to such counsel’s knowledge, violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Adviser are subject, except in the case of clauses (a) and (b), such conflicts, breaches and violations that in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(vi) To the knowledge of such counsel, the description of the Adviser and its business in the Disclosure Package and the Final Offering Memorandum complies in all material respects with all requirements of the Acts and the Rules and Regulations;

(vii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or its property which is not adequately disclosed in the Disclosure Package and the Final Offering Memorandum, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Disclosure Package or the Final Offering Memorandum, which is not described or filed as required by the Acts or the Rules and Regulations;

(viii) No registration under the 1933 Act of the Securities is required in connection with the sale of the Securities to the Initial Purchaser as contemplated by this Agreement and the Final Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with this Agreement, and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the 1933 Act, (ii) the accuracy of the Initial Purchaser’s representations and warranties made in Section 7 of this Agreement and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the offer and sale of such Securities to the Initial Purchaser and the initial resale thereof and (iii) the due performance by the Initial Purchaser of the agreements set forth in this Agreement; and

(ix) To the knowledge of such counsel, no consent, approval, authorization, filing with or order of any court or governmental agency or body or supervisory authority is required in connection with the transactions contemplated in this Agreement or in the Advisory Agreement, other than (a) those that have been made or obtained under the Acts, (b) those with FINRA and (c) those under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser in the manner contemplated in this Agreement and in the Disclosure Package and the Final Offering Memorandum (as to which such counsel need not express an opinion).

Such counsel shall also state that, although such counsel has not independently verified and is not passing upon and does not assume responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Final Offering Memorandum (except as to the extent expressly stated in the opinion of such counsel), such counsel has no reason to believe that (a) the Final Offering Memorandum as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (b) the Disclosure Package as of the Time of Sale included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein or omitted therefrom, as to which such counsel need express no opinion).

In rendering such opinion, such counsel (A) may state that he expresses no opinion as to the laws of any jurisdiction other than the laws of the State of California and the Delaware Limited Liability Company Act and the federal laws of the United States of America, (B) may rely, as to matters of fact, upon the representations and warranties made by the Company and the Adviser herein and on certificates and written statements of officers and employees of and accountants for the Company and the Adviser and of public officials, and (C) may state that he is a member of the Bar of the State of California.

(d) The Initial Purchaser shall have received on the Closing Date an opinion of Sidley Austin LLP, counsel for the Initial Purchaser, dated the Closing Date and addressed to the Initial Purchaser, with respect to the issuance and sale of the Securities, the Disclosure Package, the Final Offering Memorandum (together with any supplement thereto) and other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Sidley Austin LLP (A) may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the laws of the State of Maryland and the federal laws of the United States of America, (B) may rely as to matters involving the laws of the State of Maryland upon the opinion of Venable LLP referred to in paragraph (b) of this Section 6 and (C) may rely, as to matters of fact, upon the representations and warranties made by the Company and the Adviser herein and in certificates and written statements of officers and employees of and accountants for the Company and the Adviser and of public officials. Except as otherwise specifically provided herein, when giving their opinions to their “knowledge”, Sidley Austin LLP has relied solely upon (i) an inquiry of the attorneys of that firm who have worked on matters involving the issuance of the Securities as contemplated by this Agreement or otherwise devoted substantive attention to matters involving the Company, (ii) certificates or written statements of officers of the Company and the Adviser, (iii) where appropriate, a review of the Disclosure Package, the Final Offering Memorandum, the Charter and Bylaws and (iv) a review of the minute books of the Company and have made no other investigation or inquiry.

(e) Each of the Company and the Adviser shall have furnished to the Initial Purchaser a certificate, signed by the Chief Executive Officer and the principal financial or accounting officer of each of the Company and by the manager of the Adviser, as the case may be, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package, the Final Offering Memorandum, any supplements or amendments to the Final Offering Memorandum and this Agreement and that:

(i) The representations and warranties of the Company and the Adviser in this Agreement are true and correct as of the date hereof, as of the Time of Sale and on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Adviser have complied with all the agreements and satisfied all the conditions on its part that are respectively required to be performed or satisfied by them at or prior to the Closing Date; and

(ii) Since the date of the most recent financial statements included or incorporated in the Disclosure Package and the Final Offering Memorandum (with respect to the certificate of the Company) and since the dates of the Disclosure Package and the Final Offering Memorandum (with respect to the certificate of the Adviser), there has been no Material Adverse Effect.

(f) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Initial Purchaser, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance heretofore approved by the Initial Purchaser.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any supplement thereto) and the Final Offering Memorandum (exclusive of any supplement thereto), there shall not have been (i) any material change specified in the letter or letters referred to in paragraph (f) of this Section 6 delivered on the Closing Date from the letter delivered at the Execution Time or (ii) any change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Adviser, whether or not arising from transactions in the ordinary course of business except as set forth in or contemplated in the Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto).

(h) Prior to the Closing Date, the Company and the Adviser shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) The Company shall have furnished to the Initial Purchaser a report showing compliance with the asset coverage requirements of the 1940 Act and the 1940 Act Senior Securities Asset Coverage (as defined in the Final Offering Memorandum), dated the Closing Date and in form and substance satisfactory to the Initial Purchaser. Such report shall assume the receipt of the net proceeds from the sale of the Securities and may use portfolio holdings and valuations as of the close of business of any day not more than six Business Days preceding the Closing Date, provided, however, that the Company represents in such report that its total net assets as of the Closing Date have not declined by 5% or more from such valuation date. Notwithstanding the foregoing, to the extent that such report initially submitted by the Company does not meet that requirement, the Company shall be permitted to submit on or before the Closing Date a revised report which complies with such 5% test.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided for in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchaser (unless any such conditions have been waived in writing by the Initial Purchaser on or prior to such respective dates). Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin llp, counsel for the Initial Purchaser, at 787 Seventh Avenue, New York, New York, 10019, Attention: John A. MacKinnon, Esq., on the Closing Date.

7. Subsequent Offers and Resales of the Securities.

(a) The Initial Purchaser and the Company, as applicable, hereby establishes, represents and warrants and agrees to observe the following procedures in connection with the offer and sale of the Securities:

(i) Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act (“Qualified Institutional Buyers”).

(ii) No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act or any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act) has been or will be used in the United States in connection with the offering or sale of the Securities.

(iii) Prior to or contemporaneously with the purchase of any Securities, the applicable Initial Purchaser will inform, and cause each of its U.S. Affiliates to inform,

persons acquiring Securities from the Initial Purchaser or U.S. Affiliate, as the case may be, that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or any of its subsidiaries, (2) as long as the Securities are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (3) pursuant to any other available exemption from the registration requirements of the 1933 Act.

(iv) The notice to investors and the other provisions set forth in the Offering Memorandum under the heading “Notice to Investors”, including the legend required thereby, shall apply to the Securities, except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale, transfer or exchange of any Note by any Subsequent Purchaser.

(b) Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

(i) The Company agrees that it will not, and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the offer and, if applicable, sale of the Securities by the Company to the Initial Purchaser, (ii) the reoffer and, if applicable, resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the reoffer and, if applicable, resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(ii) The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder or beneficial owner of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii) Until the expiration of one year after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited brokers’ transactions).

(iv) In connection with the offering of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchaser, the Initial Purchaser and counsel for the Initial Purchaser shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide each prospective Subsequent Purchaser of Securities who so requests information of the type specified in Rule 502(b)(2)(v) under the 1933 Act, to the extent applicable.

(c) Qualified Institutional Buyer. The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act.

8. Reimbursement of Initial Purchaser’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Adviser to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchaser, the Company will reimburse the Initial Purchaser on demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution.

(a) The Company, KACALP and the Adviser, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, the directors, officers, employees and agents of the Initial Purchaser and each person who controls the Initial Purchaser within the meaning of either the 1933 Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including reasonable costs of investigation), to which they or any of them may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum, (or any amendment or supplement to any of the foregoing) or any Supplemental Offering Materials, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and subject to the provisions hereof, agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company, KACALP and the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, KACALP and the Adviser by the Initial Purchaser specifically for inclusion therein, it being understood that the only information furnished by the Initial Purchaser consists of the information described as such in the last sentence of Section 9(b). This indemnity agreement will be in addition to any liability which the Company, KACALP and the Adviser may otherwise have to the indemnified parties.

(b) The Initial Purchaser agrees to indemnify and hold harmless each of the Company, KACALP and the Adviser, each of its directors, each of its executive officers and each person who controls the Company, KACALP or the Adviser within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, KACALP and the Adviser to the Initial Purchaser, but only with reference to written information relating to the Initial Purchaser furnished to the Company, KACALP or the Adviser by the Initial Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have to the Company, KACALP and the Adviser. The Company, KACALP and the Adviser acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and under the heading “Plan of Distribution”, (i) the sentences related to concessions, and (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, in any Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information furnished in writing by the Initial Purchaser for inclusion in any Preliminary Offering Memorandum or the Final Offering Memorandum.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below) and to control such action; provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, KACALP, the Adviser and the Initial Purchaser severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, KACALP, the Adviser and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, KACALP and the Adviser, on the one hand (treated jointly for this purpose as one person), and by the Initial Purchaser, on the other, from the offering of the Securities; provided, however, that in no case shall the Initial Purchaser be responsible for any amount in excess of the Initial Purchaser’s discount or commission applicable to the Securities purchased by the Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, KACALP, the Adviser and the Initial Purchaser severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, KACALP and the Adviser, on the one hand (treated jointly for this purpose as one person), and of the Initial Purchaser, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, KACALP, and the Adviser (treated jointly for this purpose as one person) shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchaser shall be deemed to be equal to the total Initial Purchaser’s discounts and commissions, in each case as set forth on the cover page of the Final Offering Memorandum. Relative fault of the parties shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, KACALP and the Adviser, on the one hand (treated jointly for this purpose as one person), or the Initial Purchaser, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, KACALP, the Adviser and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Initial Purchaser within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and each person who controls the Company, KACALP or the Adviser within the meaning of either the 1933 Act or the Exchange Act, and each director and each executive officer of the Company, KACALP and the Adviser shall have the same rights to contribution as the Company, KACALP and the Adviser, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability from claimants on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the following sentence, an indemnifying party shall not be liable to an indemnified party under this Section 9 for any settlement of any claim or action effected without the prior written consent of such indemnifying party, which shall not be unreasonably withheld. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 9 effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company, KACALP and the Adviser set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser, the Company, KACALP, the Adviser or their shareholders, trustees, directors, managers, members or officers or any person controlling the Company, KACALP or the Adviser (control to be determined within the meaning of the 1933 Act or the Exchange Act), (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination or cancellation of this Agreement. A successor to the Initial Purchaser or to the Company, KACALP, the Adviser or their shareholders, trustees, directors, managers, members or officers or any person controlling the Initial Purchaser, the Company, KACALP or the Adviser shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, without liability on the part of the Initial Purchaser to the Company or the Adviser, by notice given to the Company, KACALP or the Adviser prior to delivery of and payment for the Securities, if at any time prior to such time (i) there has been, since the Execution Time, or since the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum, any material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company or the Adviser, whether or not arising in the ordinary course of business, (ii) trading in the Company’s Common Stock or in any of its Affiliates’ common stock (including Kayne Anderson Energy Development Company, Kayne Anderson Energy Total Return Fund, Inc. and Kayne Anderson Midstream/Energy Fund, Inc.) shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on the NYSE, (iii) a banking moratorium shall have been declared either by federal or New York State authorities, (iv) a material disruption has occurred in securities settlement or securities clearance in the United States, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Initial Purchaser, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Offering Memorandum or the Final Offering Memorandum (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Company, KACALP, and the Adviser or its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company, KACALP or the Adviser or any of the officers, trustees, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

12. No Fiduciary Duty. The Company hereby acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser and any affiliate through which it may be acting, on the other, (b) the Initial Purchaser are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchaser in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Initial Purchaser has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchaser have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Adviser and the Initial Purchaser, or any of them, with respect to the subject matter hereof.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchaser will be mailed, delivered or telefaxed to UBS Securities LLC, 677 Washington Blvd, Stamford, CT, 06901, Attention: Fixed Income Syndicate (fax no.: 203-719-0495); or, if sent to the Company, KACALP or the Adviser, will be mailed, delivered or telefaxed to KA Fund Advisors, LLC General Counsel (fax no.: (310) 284-6444) and confirmed to it at c/o KA Fund Advisors, LLC, 1800 Avenue of the Stars, Third Floor, Los Angeles, California 90067, Attention: David Shladovsky, Esq.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

16. Applicable Law; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1933 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1933 Act.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“1940 Act Notification” shall mean a notification of registration of the Company as an investment company under the 1940 Act on Form N-8A, as may be amended from time to time.

“1940 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1940 Act.

“Acts” shall mean, collectively, the 1933 Act and the 1940 Act.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Advisers Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean the Preliminary Offering Memorandum, dated August 13, 2013, relating to the Securities together with the written information set forth in the Pricing Term Sheet attached hereto as Exhibit A.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“NYSE” means the New York Stock Exchange, Inc.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, to be dated August 22, 2013, between the Company and the Initial Purchaser relating to the Securities.

“Rules and Regulations” shall mean, collectively, the 1933 Act Rules and Regulations and the 1940 Act Rules and Regulations.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the 1933 Act Rules and Regulations) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than any notices satisfying the requirements of Rule 135c under the 1933 Act and other than the Offering Memorandum or amendments or supplements thereto (including the Pricing Term Sheet attached hereto as Exhibit A).

“Time of Sale” shall mean 4:15 P.M., Eastern Daylight Time, on August 15, 2013.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, KACALP, the Adviser and the Initial Purchaser.

Very truly yours,

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ James C. Baker
Name: James C. Baker
Title: Executive Vice President

KA FUND ADVISORS, LLC

By:	Kayne Anderson Capital Advisors, L.P. its Manager

By:	/s/ James C. Baker
Name: James C. Baker
Title: Senior Managing Director

KAYNE ANDERSON CAPITAL ADVISORS, L.P.

(Solely with respect to Section 2(b), Section 2(e), Section 9 and Section 11)

By:	/s/ James C. Baker
Name: James C. Baker
Title: Senior Managing Director

The foregoing Agreement is hereby confirmed and

accepted as of the date first above written.

UBS SECURITIES LLC

By:	UBS Securities LLC

By:	/s/ Christopher Forshner
Name: Christopher Forshner
Title: Managing Director

By:	/s/ Chelseay Boulos
Name: Chelseay Boulos
Title: Associate Director

SCHEDULE I

KAYNE ANDERSON MLP INVESTMENT COMPANY

$175,000,000 Floating Rate Senior Notes due 2016

1.	The Initial Purchaser is purchasing $175,000,000 principal amount of Securities.

2.	The Securities will bear interest from the date of issue at the Adjusted LIBOR Rate (as defined in the Offering Memorandum) from time to time commencing August 22, 2013.

3.	The initial offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

4.

The Company shall pay to the Initial Purchaser an amount equal to 0.25% of the principal amount of the Securities. The net cash amount received by the Company from the Initial Purchaser shall equal 99.75% of the principal amount of the Securities.

B-1

Pricing Term Sheet

KAYNE ANDERSON MLP INVESTMENT COMPANY

Floating Rate Senior Notes due 2016

Issuer:	Kayne Anderson MLP Investment Company

Type of Offering:	Rule 144A; $175,000,000 aggregate principal amount of Floating Rate Senior Notes due 2016

Ranking:	Senior Unsecured

Principal Amount:	$175,000,000

Maturity Date:	August 19, 2016

Trade Date:	August 15, 2013

Settlement Date:	August 22, 2013

Interest Accrual Date:	August 22, 2013

Offering Price:	100%

Base Rate:	3-Month LIBOR + 125 bps

Interest Payment Period:	Quarterly

Interest Payment Dates:	Each March, June, September, and December, commencing on September 19, 2013

Interest Reset Period:	Quarterly

Interest Reset Dates:	Each March, June, September, and December, commencing on September 19, 2013

Interest Determination Dates:	The second Business Day immediately preceding the first day of the relevant interest period

Day Count Convention:	Actual/360

Optional Prepayment	As specified in the Offering Memorandum

Expected Ratings (Fitch):	AAA

CUSIP / ISIN (144A):	486606 AG1 / US486606AG19

CUSIP / ISIN (Registered):	486606 AJ5 / US486606AJ57

Exchange and Registration Rights:	At the closing of this offering, the Issuer and the Initial Purchaser will enter into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuer will agree, for the benefit of the holders of the Notes, that it will, at its cost, (a) not later than 120 days after the date of original issuance of the Notes (“Issue Date”), file a registration statement for the Notes (an “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer to exchange the Notes issued at their Issue Date for new notes of the Issuer

2

(collectively, “Exchange Notes”) having terms substantially identical in all material respects to such Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and (b) use reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 180 days from Issue Date. The Exchange Offer Registration Statement provides that upon the effectiveness of the Exchange Offer Registration Statement, the Issuer will offer Exchange Notes in exchange for surrender of the Notes (a “Registered Exchange Offer”). The Issuer will keep the Registered Exchange Offer for the Notes open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to holders. The Issuer will consummate the Registered Exchange Offer within 30 days from the date the Exchange Offer Registration Statement was declared effective.

For each Note surrendered to the Issuer pursuant to the Registered Exchange Offer, the holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange thereof or, if no interest has been paid on such Note, from the date of its original issue.

Under existing interpretations of the SEC contained in several no-action letters to third-parties, the Exchange Notes acquired in the Registered Exchange Offer by holders of Notes are freely transferable without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act, that it is not the Issuer’s “affiliate” (as defined in Rule 405 promulgated under the Securities Act) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Registered Exchange Notes, and if such holders is a broker-dealer (“Participating Broker-Dealers”) receiving Exchange Notes for its own account in exchange for notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes. The SEC has taken the position that Participating Broker-

3

Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement relating to such Exchange Notes.

Under the Registration Rights Agreement, the Issuer will be required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of the Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

Under the Registration Rights Agreement, the Issuer will have the right to defer the filing of the Exchange Offer Registration Statement (or suspend sales under the Exchange Offer Registration Statement or defer the updating of the Exchange Offer Registration Statement and suspend sales thereunder) for a period of not more than 60 consecutive days (and, in the aggregate, not more than 90 days) per any one year period, if it determines that it would be materially detrimental to it to file such Exchange Offer Registration Statement or continue sales under such Exchange Offer Registration Statement and conclude, as a result, that it is in its best interests and the best interests of its stockholders to defer the filing of such registration statement or suspend such sales at such time.

The Registration Rights Agreement provides that if (i) a change in law or applicable interpretations of the staff of the SEC does not permit the Issuer to effect the Registered Exchange Offer provided for under such agreement, (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days from the Issue Date or the related Registered Exchange Offer is not consummated by 30 days from the date the Exchange Offer Registration is declared effective, (iii) the Initial Purchaser determines upon advice of its counsel that a shelf registration statement must be filed in connection with any public offering or sale of notes that are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer or (iv) any holder of Notes (other than the Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable Exchange Notes in the Registered Exchange Offer other

4

than by reason of such holder being the Issuer’s affiliate (it being understood that the requirement that a Participating Broker-Dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of Exchange Notes shall not result in such Exchange Notes being not “freely tradeable”), the Issuer will, at its cost, (a) as promptly as practicable, but in no event later than 90 days after such obligation to file arises, file a shelf registration statement (the “Shelf Registration Statement”) covering resales of the Notes or Exchange Notes, as the case may be, (b) cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its reasonable best efforts to keep the Shelf Registration Statement effective until the earliest of (A) the date on which all such notes are disposed of in accordance with the Shelf Registration Statement, (B) the date on which such notes become eligible for resale without restrictions pursuant to Rule 144, and (C) one year after the Issue Date.

Under the Registration Rights Agreement, the Issuer will have the right to defer the filing of the Shelf Registration Statement (or suspend sales under the Shelf Registration Statement or defer the updating of the Shelf Registration Statement and suspend sales thereunder) for a period of not more than 60 consecutive days (and, in the aggregate, not more than 90 days) per any one year period, if it determines that it would be materially detrimental to it to file such Shelf Registration Statement or continue sales under such Shelf Registration Statement and conclude, as a result, that it is in its best interests and the best interests of its stockholders to defer the filing of such registration statement or suspend such sales at such time.

The Issuer will, if a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be, covered by such Shelf Registration Statement. A holder selling such Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

5

The Registration Rights Agreement provides that if (a) the Registered Exchange Offer has not been consummated within 240 days of the Issue Date, or (b) after either the Exchange Offer Registration Statement or the Shelf Registration Statement provided for under such agreement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) and (b), a “Registration Default”), then, as liquidated damages, interest (“Special Interest”) will accrue on the principal amount of the affected notes and the Exchange Notes (in addition to the stated interest on the Notes and the Exchange Notes) from and including the date on which such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum with respect to the first 90-day period immediately following the occurrence of the first Registration Default and will increase to 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured. The Issuer will pay Special Interest on regular interest payment dates in the same manner as other interest.

The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, copies of which are available upon request to us.

Use of Proceeds:	The Issuer expects to use the net proceeds from the offering to make investments in portfolio companies in accordance with its investment objective and policies, to repay outstanding indebtedness and for general corporate purposes. The Issuer anticipates that it will be able to invest the net proceeds within two to three months.

Sole Book-Running Manager (Initial Purchaser):	UBS Securities LLC

This communication is intended for the sole use of the person to whom it is provided by us. This Offering is being conducted in the U.S. pursuant to Rule 144A of the Securities Act 1933, as amended, and may therefore only be offered to Qualified Institutional Buyers.

A written offering memorandum may be obtained from UBS Securities LLC at 1-877-827-6444 ext. 5613884.

6

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

7